UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2014

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Amendment No.1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed with the United States Securities and Exchange Commission by Arrhythmia Research Technology, Inc. (the “Company”) on August 16, 2013. The Form 8-K was filed to report the results of the matters submitted to a vote at our Annual Meeting of Stockholders held on August 15, 2013. The sole purpose of this Amendment No. 1 is to disclose our decision regarding the frequency of future stockholder advisory votes on the Company’s executive compensation. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained the Company’s Current Report on Form 8-K filed with the SEC on August 16, 2013.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On August 15, 2013, the Company held its Annual Meeting of Stockholders. The stockholders were asked to consider and act upon, among other matters, an advisory vote on the frequency of advisory votes on the Company’s executive compensation. As previously reported, the shareholders voted as follows:
To approve the advisory vote on the frequency of the advisory vote on executive compensation ("say-on-pay" votes). The results of the voting were as follows:

Three Years	Two Years	One Year	Abstain	Broker Non-Votes
51,638	454,363	487,832	18,282	1,524,790

At a meeting held on January 9, 2014, the Company's board of directors considered the foregoing advisory vote. The Company's board of directors decided, in light of such vote, that the Company will solicit annually, in its proxy materials, advisory stockholder votes on executive compensation. The board of directors' decision regarding the frequency of stockholder votes on executive compensation will remain in effect until such time as a new frequency vote is required.
The information reported under Item 5.07 of the Company’s Current Report on Form 8-K filed with the SEC on August 16, 2013 is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 9th day of January, 2014.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ Derek T. Welch
Derek T. Welch
Corporate Controller,
Principal Financial and Accounting Officer